UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Board of Directors (the “Board”) of GrubHub Inc. (the “Company”) appointed Girish Lakshman as a Class III director. As a Class III director, Mr. Lakshman will serve on the Board until the Company’s 2017 annual meeting of stockholders and until his successor is duly elected and qualified.  The Board has affirmatively determined that Mr. Lakshman is independent under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange.

Mr. Lakshman will receive compensation as a non-employee director in accordance with the Company’s director compensation policy described under the heading “Director Compensation” in the Company’s prospectus filed with the SEC on September 5, 2014 and in the Company’s proxy statement for the 2015 annual meeting of stockholders that will be filed with the SEC.  In connection with such policy, on March 12, 2015, the Board granted Mr. Lakshman an initial option grant (“Initial Grant”) of $250,000 in value under the Company’s 2013 Omnibus Incentive Plan, which Initial Grant is scheduled to vest as to 25% of the underlying shares on April 1, 2016 and as to 1/48 of the underlying shares on the first calendar day of each month for 36 consecutive months thereafter, subject to Mr. Lakshman’s continued service to the Company on each vesting date.

There are no family relationships between Mr. Lakshman and any officer or other director of the Company or any related party transactions involving Mr. Lakshman and the Company. There is no arrangement or understanding between Mr. Lakshman and any other person pursuant to which he was selected as a director. In addition, Mr. Lakshman has never been employed at the Company or any of its subsidiaries.

A copy of the Company’s press release relating to the appointment of Mr. Lakshman as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statement and Exhibits
(d)	Exhibits

The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release issued by GrubHub Inc. on March 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: March 16, 2015	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by GrubHub Inc. on March 16, 2015